Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc. dated February 25, 2005, of our reports dated November 10, 2004, with respect to the consolidated financial statements and schedule of BEI Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended October 2, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
February 22, 2005

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